UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2023

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (614) 505-6115

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 13, 2023, Midwest Energy Emissions Corp. (the “Company”) issued a press release announcing that that it has entered into a confidential binding term sheet with Arthur J. Gallagher & Co., and various of its affiliated entities (collectively “AJG”), and DTE Energy Resources LLC and various of its affiliated entities (collectively “DTE”), to resolve the ongoing patent litigation which was initiated in July 2019 by the Company against such parties and others in the U.S. District Court for the District of Delaware. Pursuant to the term sheet, the Company, on the one hand, and AJG and DTE, on the other, have dismissed with prejudice all claims and counterclaims asserted between the parties in the action. The financial aspects of the term sheet remain confidential pursuant to its terms. Such term sheet does not affect any other claim brought against any other remaining party. In connection therewith, the Court has ordered that the trial as to the claims against the remaining defendants (the CERT defendants), which was scheduled to begin Monday, November 13, 2023, be rescheduled for a later date via a further order of the Court.

Such press release also announced that Alistar Enterprises, LLC (“Alistar”), one of the remaining CERT defendants, has also entered into a settlement agreement with the Company subject to the approval of the Court, and that all claims and counterclaims asserted in the action between the Company and Alistar be dismissed with prejudice. The financial terms of such settlement remain confidential.

A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1*	Press release dated November 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

______________

*   Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: November 14, 2023	By:	/s/ Richard MacPherson
Richard MacPherson President and Chief Executive Officer

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